                                                 File pursuant to Rule 424(b)(3)
                                                      Registration No. 333-09211



The date of this prospectus supplement is April 1, 1997




                                Supplement No. 1
                                     to the
                         Prospectus dated July 30, 1996
                               774,978 Shares of
                             CyberGuard Corporation



             As set forth in the Prospectus under "Plan of Distribution," the Selling Shareholders may from time to time sell the Shares of common stock, par value, $.01 per share, of CyberGuard Corporation (the "Company"), through agents, underwriters or dealers. Additionally, Selling Shareholders may pledge Shares of the Company's common stock to broker-dealers (including Bear Stearns Securities Corp.) who may, as agents or dealers, acquire the shares or interests therein as pledgee and may, from time to time, offer or sell the pledged shares in the manner described in the "Plan of Distribution."